UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of Earliest Event Reported): September 7, 2012

TELETOUCH COMMUNICATIONS, INC.

(Exact Name of Company as Specified in its Charter)

DELAWARE	001-13436	75-2556090
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5718 Airport Freeway, Fort Worth, Texas 76117

(Address of principal executive offices and zip code)

(800) 232-3888

(Company’s telephone number, including area code)

Not applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Pursuant to a Formal Notice of Maturity dated September 7, 2012, and received by the Company on September 10, 2012 (the “Maturity Letter”), Thermo Credit, LLC, a Colorado limited liability company (“Thermo”), in connection with that certain Loan and Security Agreement dated as of April 30, 2008, as amended to date, Thermo, Teletouch Communications, Inc. (“TLL”), Teletouch Licenses, Inc. (“TLI”) and Progressive Concepts, Inc. (“PCI”) and all of TLL, PCI, and TLI (collectively, the “Company”) (the “Agreement”), a certain Promissory Note in the amount of USD$5,000,000 (the “Note”), and related Deed of Trust, Security Agreement and other ancillary documents and agreements (together, the “Thermo Financing Facility”), notified the Company that the Thermo Financing Facility had matured by its terms on August 31, 2012, and therefore under the terms of such facility, Thermo made the demand for payment for all obligations due and payable under such facility by September 17, 2012. Thermo further reserved all rights and remedies available to it under the documents and agreements in connection with the Thermo Financing Facility.

In addition, while the Maturity Letter stated that Thermo was reserving its rights under the Agreement and Thermo Financing Facility, it also specifically stated that such Maturity Letter did not constitute notification to the Company that Thermo was presently commencing the exercise of any of its rights and remedies. To the best of the Company’s knowledge, Thermo has not commenced any actions against the Company at this time.

The Company has a total of approximately USD$7.1 million outstanding under the Thermo Financing Facility as of the date hereof.

Thermo and the Company have been working to replace and repay the Thermo Financing Facility with a facility from a new lender(s), and to facilitate the transition to such a new lender(s). As of the date hereof, and as previously reported, the Company has executed a term sheet with a prospective new lender for new senior revolving and term credit facilities to replace the current Thermo Financing Facility. Although such term sheet is non-binding, the diligence process by the prospective lender started in late August 2012, with a closing contemplated to take place on or before the end of September 2012. There can be no assurance that any additional negotiations with potential new lender(s) will be successful, or that if they are, that they will be concluded on the terms favorable to the Company.

Item 9.01.	Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 13, 2012	By: /s/ Douglas E. Sloan
Name: Douglas E. Sloan
Title: Chief Financial Officer